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                                                            Exhibit 10.(iii)-15




                               THIRD AMENDMENT TO
                              EMPLOYMENT AGREEMENT
                              --------------------

  THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT ("Third Amendment") is made and entered into on May 16, 1995, and effective as of January 4, 1995, between Bally Entertainment Corporation (formerly known as Bally Manufacturing Corporation), a Delaware corporation, with its principal office located at 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631 (together with its successors and assigns permitted under the Employment Agreement, the "Company") and Arthur
M. Goldberg, who resides at 6 Kimball Circle, Westfield, New Jersey 07090 (the "Executive").
                              W I T N E S S E T H
                              -------------------

  WHEREAS, the Executive and the Company have entered into an Employment Agreement dated November 1, 1990, as amended by a First Amendment to Employment Agreement dated December 4, 1991 and a Second Amendment to Employment Agreement dated September 29, 1993 (collectively referred to as the "Employment Agreement"); and

  WHEREAS, the Company has determined that it is in the best interest of the Company and its shareholders to further amend the Employment Agreement.

  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive agree as follows:

  1. Subsection (e) of Section 1 of the Employment Agreement, DEFINITIONS, shall be eliminated in its entirety and replaced with the following:
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        "(e)  A "CHANGE IN CONTROL" shall mean any of the events specified in the following clauses (i) and (ii) of this subsection (e):

             (i) a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act (as in effect on the effective date of this Agreement), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if:

                   (A) any "person" (as defined in subsections 13(d) and 14(d) of the Exchange Act), other than a person with which the Executive is affiliated or of which he is a part, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities;

                   (B) during any period of two consecutive years (not including any period prior to the effective date of this Agreement) there shall cease to be a majority of the Board comprised of Continuing Directors; or

                   (C) the stockholders of the Company approve (1) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (2) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

             (ii) at any time after there shall have occurred a "Triggering Event" as defined in the Rights Agreement dated as of December 4, 1986 between the Company and Manufacturer's Hanover Trust Company, Rights Agent."

  2. All terms of the Employment Agreement not specifically amended herein shall remain in full force and effect.

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  IN WITNESS WHEREOF, the undersigned have executed this Third Amendment.

                                BALLY ENTERTAINMENT CORPORATION


Attest: /s/ Susan R. Rehorst    By: /s/ Lee Hillman
       ---------------------        --------------------------------
                                    Name: Lee Hillman
                                         --------------------------
                                    Title: Executive Vice President
                                          -------------------------


Witness: /s/ Florence Pfriender /s/ Arthur M. Goldberg
        ----------------------- -----------------------------------
                                Arthur M. Goldberg



                                Agreed to and guaranteed by Bally's Park Place, a Delaware corporation:


Attest:  /s/ Dennis Venuti      By: /s/ Wallace R. Barr
       -------------------         --------------------------------
                                   Name: Wallace R. Barr
                                        ---------------------------
                                   Title: President
                                         --------------------------


Acknowledged and Approved by the Compensation and Stock Option Committee of the Board of Directors on May 15, 1995.


                                /s/ Carol S. DePaul
                                -----------------------------------
                                Secretary, Compensation and Stock
                                Option Committee





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